Exhibit 10.4

SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

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SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

SUMTOTAL SYSTEMS, INC. hereby establishes the SumTotal Systems, Inc. 2004 Equity Incentive Plan, effective upon its adoption by the Board of Directors.

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Restricted Stock, Stock Units, Performance Units, and Performance Shares.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants, independent contractors and other persons who provide services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2

DEFINITIONS

The following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Acquired Entity” means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merger or combines.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.5 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee will determine whether any significant item(s) will be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.6 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Restricted Stock, Stock Units, Performance Units, or Performance Shares.

2.7 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Cash Position” means the Company’s level of cash and cash equivalents.

2.10 “Cause” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means dishonesty, fraud, serious misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by criminal law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

2.11 “Change in Control” means the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.12 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.13 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.14 “Company” means SumTotal Systems, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Hockey Merger Corporation and its consolidated subsidiaries.

2.15 “Consultant” means any consultant, independent contractor, or other person who provides services to the Company or its Affiliates, but who is neither an Employee nor a Nonemployee Director.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

2.17 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.18 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.19 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.20 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.21 “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market or the Nasdaq Stock Market, the last quoted per share selling price for the Shares on the relevant date, or if there were no sales on such date, such price on the last preceding date on which Shares were sold, unless otherwise determined by the Committee using such methods and procedures as it may establish; or

(b) In the absence of an established market for the Shares, the Fair Market Value thereof will be determined in good faith by the Committee.

(c) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value will be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Freestanding SAR” means an SAR that is granted independently of any Option.

2.24 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.25 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.26 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.27 “Merger” means the transaction effected pursuant to the Agreement and Plan of Reorganization by and among Docent, Inc., Click2learn, Inc., Hockey Merger Corporation, Devil Acquisition Corporation and Canuck Acquisition Corporation dated as of October 20, 2003.

2.28 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee will determine whether any significant item(s) will be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.29 “Nonemployee Director” means a Director who is not an Employee.

2.30 “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify as an Incentive Stock Option or is not intended to be an Incentive Stock Option.

2.31 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.33 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.34 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.35 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.36 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

2.37 “Performance Share” means an Award granted to a Participant pursuant to Section 8.

2.38 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.39 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.40 “Plan” means the Hockey Merger Corporation 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.41 “Registration Date” means the effective date of the first registration statement which is filed by the Company and declared effective pursuant to Section 12(g) of the 1934 Act, with respect to any class of the Company’s securities.

2.42 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.43 “Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, will have such meaning as determined by the Committee or the Company’s chief human resources officer or other person performing that function for purposes of the Plan or, if not so defined, will mean Termination of Service on or after the date the Participant reaches age 55 and has completed ten years of employment or service with the Company or an Affiliate.

2.44 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.45 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.46 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.47 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.48 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.49 “Shares” means the shares of common stock of the Company.

2.50 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option pursuant to Section 6.

2.51 “Stock Award” means an Award granted to a Participant pursuant to Section 7.

2.52 “Stock Unit” means an Award granted to a Participant pursuant to Section 7.

2.53 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.54 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

2.55 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

2.56 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.57 “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Committee will administer the Plan. If the Committee is not the Board then the Committee will (a) consist of not less than two (2) Directors who will be appointed from time to time by, and will serve at the pleasure of, the Board of Directors and (b) be comprised solely of Directors who both are (i) “non-employee directors” under Rule 16b-3, and (ii) ”outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Nonemployee Directors will be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such modifications, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules, and (g) grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company. Notwithstanding the foregoing, the Committee may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 4.3), unless approved by the Company’s stockholders and neither may the Committee, without the approval of the Company’s stockholders, cancel any outstanding Option or SAR and immediately replace it with a new Option or SAR with a lower exercise price.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to another committee composed of one or more Directors of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code. To the extent consistent with applicable law, the Committee may also delegate granting authority to one or more officers of the Company to grant Awards to designated classes of Employees or Consultants, within limits specifically prescribed by the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any Section 16 Person.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan will not exceed 3,000,000 Shares plus any Shares that would otherwise return to the Click2learn, Inc. 1998 Equity Incentive Plan, the Docent, Inc. 2000

Omnibus Equity Incentive Plan or the Docent, Inc. 1997 Stock Option Plan as a result of termination or cancellation of options assumed by the Company in connection with the Merger up to an aggregate maximum of 4,700,000 additional Shares.1 Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Share Usage.

(a) If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again will be available for issuance under the Plan. Any Shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for issuance under the Plan.

(b) Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 4.2(a).

(c) Subject to adjustment as provided in Section 4.3, the maximum number of Shares that may be issued under Awards other than Options and SARs is 1,200,000 Shares. If any such Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award will not thereafter count against the foregoing limit.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable, adjust the number and class of Shares which may be issued under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1.1, 7.1, and 8.1. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.

[1]	The aggregate maximum number of additional shares reserved for issuance under the Plan reflects the resolutions of the Board, dated March 19, 2004, taken in connection with the adoption of the Plan.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, will determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant will be granted Options covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, will determine. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Committee will determine the Exercise Price for each Option in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that any Options granted as Substitute Awards will have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. In no event may the term of an Option be more than ten (10) years from the Grant Date. Unless otherwise provided in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, each Option will terminate no later than the first to occur of the following events:

(a) The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than Cause, Retirement, Disability or death; provided, however, that for Participants who are Officers or Directors on the date of Termination of Service, it will be the expiration of one (1) year from the date of the Participant’s Termination of Service;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service due to Retirement, Disability or death; or

(c) The expiration of ten (10) years from the Grant Date.

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the expiration date of the Option and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

A Participant’s change in status from an Employee to a Consultant or a change in status from a Consultant to an Employee shall not be considered a Termination of Service for purposes of this Section.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) will provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan will be exercisable at such times and be subject to such restrictions and conditions as the Committee will determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options will be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price will be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering (either actually or, if the Shares are registered under Section 12(b) or 12(g) of the 1934 Act, by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such Shares must have been owned by the Participant for at least six months or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), (b) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Exercise Price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board, or (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company will deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. To the extent the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option (with Incentive Stock Options being considered in the order in which they are granted).

5.8.2 Termination of Service. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, (b) more than one (1) year after the Participant’s Termination of Service on account of Disability or (c) more than three (3) months after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the term for an Incentive Stock Option shall not exceed ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the term shall not exceed five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as will be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs will equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, will determine.

6.5 SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

6.6 Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also will apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

7.1 Grant of Stock Awards, Restricted Stock and Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards, Restricted Stock or Stock Units to Employees, Nonemployee Directors and Consultants in such amounts as the Committee, in its sole discretion, will determine. The Committee, in its sole discretion, will determine the number of Shares to be granted to each Participant under such Awards, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 200,000 Shares subject to Stock Awards, Restricted Stock or Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 400,000 Shares subject to Stock Awards, Restricted Stock or Stock Units.

7.2 Award Agreement. Each Stock Award, Restricted Stock Award and Stock Unit Award will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Stock Awards, Restricted Stock Awards and Stock Unit Awards as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of

Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock will bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Hockey Merger Corporation 2004 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Hockey Merger Corporation.”

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. After the restrictions have lapsed, the Participant will be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares will be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Shares subject to Restricted Stock Awards or Stock Unit Awards for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as will be determined by the Committee, in its sole discretion. The Committee will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 400,000 Performance Shares.

8.2 Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9

SUBSTITUTE AWARDS

9.1 Substitute Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. In the event that a written agreement pursuant to which the Company or an Affiliate acquires an entity or pursuant to which the Company or an Affiliate merges or combines with an entity is approved by the Board and said agreement sets forth the terms and conditions of the Substitute Awards, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3, and the persons holding such Substitute Awards shall be deemed to be Participants.

SECTION 10

MISCELLANEOUS

10.1 Change in Control.

10.1.1 Options, SARs and Stock Units.

(a) In the event of a Change in Control, each outstanding Option, SAR and Stock Unit will be (i) assumed or an equivalent option, right or unit substituted by the successor corporation or a parent or Subsidiary of the successor corporation, or (ii) replaced with a cash incentive program of the successor corporation or a parent or Subsidiary of the successor corporation that preserves the spread existing at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option, SAR or Stock Unit. The determination of comparability will be made by the Committee, in its sole discretion.

(b) In the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to assume or substitute for the Option, SAR or Stock Unit, then the Options and SARs held by such Participant will become one hundred percent (100%) exercisable and the Stock Units held by such Participant will become fully vested and will be settled with respect to 100% of the unvested portion of the Award. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company will notify the Participant in writing or electronically that the Option or SAR will be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of time determined by the Committee, and the Option or SAR will terminate upon the expiration of such period.

(c) For the purposes of this Section 10.1.1, the Option, SAR or Stock Unit will be considered assumed if, following the Change in Control, the option, right or unit confers the right to purchase or receive, for each Share subject to the Option, SAR or Stock Unit immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Unit, for each Share subject to the Option, SAR or Stock Unit to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

10.1.2 Restricted Stock. In the event of a Change in Control, any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation. In the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock immediately prior to the Change in Control.

10.1.3 Performance Shares and Performance Units. In the event of a Change in Control, the Committee or the Board, in its discretion, may provide for any one or more of the following with respect to the Performance Shares and Units: (a) any outstanding Performance Shares and Units will be assumed by the successor corporation or a parent or Subsidiary of the successor corporation, (b) any outstanding Performance Shares and Units will be terminated immediately prior to the Change in Control, or (c) with respect to a Change in Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Shares or Units will be deemed to be earned and will be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount will vest. In the event any outstanding Performance Shares and Units are assumed, the successor corporation will have the ability to reasonably and equitably adjust the Performance Goals.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Appreciation Rights shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

10.3 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections will be subject to such rules and procedures as the Committee will be determine in its sole discretion.

10.4 No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.5 Participation. No Employee will have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.6 Indemnification. Each person who is or will have been a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.8. All rights with respect to an Award granted to a Participant will be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may transfer a Nonqualified Stock Option in a manner specified by the Committee.

10.10 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) will have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.11 Issuance of Shares.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Shares pursuant to an Award under the Plan, the Committee may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such Shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such Shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such Shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the Shares.

10.12 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

10.13 Vesting of Awards. The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. The amendment, suspension, or termination of the Plan will not, without the consent of the Participant, materially adversely affect any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Subject to Section 11.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

11.2 Duration of the Plan. The Plan will be effective upon its adoption by the Board, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), will remain in effect until ten (10) years following the date of such Board approval.

11.3 Consent of Participant. The amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 4.3, 10.1 and 10.2 shall not be subject to these restrictions.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

13.2 Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.5 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Washington.

13.6 Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.